Exhibit 4.10

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH WARRANTS AND SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT

TO PURCHASE SHARES OF COMMON STOCK OF
SUNSET BRANDS, INC.

Dated as of September 30, 2004

HOLDER: Bryant Park, LLC

NUMBER OF SHARES: 3,000,000

THIS CERTIFIES THAT, for good and valuable consideration, the above referenced holder (“Holder”), or its registered assigns, is entitled to subscribe for and purchase from SUNSET BRANDS, INC., a Nevada corporation (the “Company”), at any time commencing on the date of this Warrant (the “Warrant”) and ending at the close of business six (6) months from the effective date of the Registration Statement (as defined below), the number of fully paid and nonassessable shares of the Common Stock of the Company set forth above at an exercise price of $1.08 per share (the “Warrant Exercise Price”), subject to the adjustment provisions of Sections 5, 6 and 11 of this Warrant.

The shares of Common Stock which may be acquired upon exercise of this Warrant are referred to herein as the “Warrant Shares.” As used herein, the term “Holder” includes any party who acquires all or a part of this Warrant as a permitted transferee of Holder; the term “Common Stock” means and includes the Company’s presently authorized Common Stock, $0.0001 par value per share; and the term “Registration Statement” shall mean that certain registration statement filed by the Company (or any successor thereto) pursuant to the requirements of Section 13 of the Subscription Supplement accompanying the Company’s Confidential Terms Sheet, dated on or about August 6, 2004 (together with any amendments or supplements thereto, including the Supplement dated August 23, 2004, the “Term Sheet”) and governing the sale of Units described in the Term Sheet.

This Warrant is subject to the following provisions, terms and conditions:

1.                                       Exercise; Transferability; Vesting; Registration Rights.

(a)                                  The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to any fractional shares of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company at any time after the original issue date of this Warrant and prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with payment of the Warrant Exercise Price for such shares (i) in cash, by check or by wire transfer of federal funds, (ii) only to the extent permitted by the Company, in its sole and absolute discretion, on a cashless basis in exchange for other securities of the Company, or (iii) by a combination of the methods specified in clauses (a) and (b).  Notwithstanding the foregoing, the Company, in its sole discretion, may extend and maintain, or arrange for the extension and maintenance of; credit to the Holder to finance payment of the purchase price on such terms as may be approved by the Board of Directors of the Company in accordance with applicable law.

(b)                                 This Warrant may not be sold, transferred, assigned, hypothecated or divided except as provided in Section 9 hereof.

(c)                                  Notwithstanding the foregoing, the Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date.  For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Notwithstanding the foregoing, the restriction described in this paragraph may be revoked upon 75 days prior notice from the Holder to the Company.

(d)                                 The Company has agreed to grant the Holder piggy back registration rights and to include the Warrant Shares on the Registration Statement on the same terms and conditions as applicable to the purchases of the Units pursuant to the Term Sheet.

2.             Exchange and Replacement.  Subject to Sections 1 and 9 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if Holder shall be such Holder, an agreement of indemnity by such Holder in customary form shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

3.                                       Issuance of the Warrant Shares.

(a)                                  The Company agrees that the Warrant Shares shall be and will be deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as provided herein. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

(b)                                 Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least 180 calendar days from the date the Company delivers to the Holder written notice of the availability of any registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties and agreements as maybe required solely to comply with the exemptions relied upon by the Company, or any registrations made, for the issuance of the Warrant Shares.

4.                                       Covenants of the Company.  The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the purchase rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5.                                       Restrictions on Issuance and Transfer of Shares.  Shares of Common Stock acquired pursuant to the exercise of this Warrant which are not registered under the Securities Act of 1933, as amended (the “Act”), shall be subject to restrictions on transfer and as required by applicable state and/or federal securities laws.  Any unregistered shares acquired by exercise of this Warrant shall bear a legend referring to the restrictions and limitations of this Section.  The Company may impose stop transfer instructions to implement such restrictions and limitations.

6.                                       Anti-dilution Adjustments.  The number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Exercise Price shall be subject to adjustment as follows:

(a)                                  In case the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock or other securities, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue, by reclassification of its Common Stock, shares of its capital stock or other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares, shares of its capital stock and other securities of the Company which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  Any adjustment made pursuant to this subsection 6(a) shall become effective immediately after the effective date of such event.

(b)                                 In case the Company shall issue rights, options, warrants or convertible securities to holders of its Common Stock, without any charge to such holders, containing the right to subscribe for or purchase Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities.  Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately upon issuance of such rights, options, warrants or convertible securities.   In the event of such adjustment, corresponding adjustments shall be made to the Warrant Exercise Price.

(c)                                  In case the Company shall distribute to holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of current earnings made in the ordinary course of business consistent with past practices), then in each case the number of Warrant shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the then Market Price (as defined below) on the date of such distribution, and of which the denominator shall be such Market Price on such date minus the then fair value (determined as provided in subsection 6(e) below) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution.  In the event of any such adjustment, the number of shares of Common Stock subject to the Warrant shall also be adjusted and shall be that number determined by multiplying the number of shares of Common Stock issuable upon exercise before the adjustment by a fraction, the numerator of which shall be the Warrant Exercise Price in effect immediately before the adjustment and the denominator of which shall be the Warrant Exercise Price as so adjusted.

(d)                                 Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as provided in this Section 6, the Warrant Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares  purchasable immediately thereafter.

(e)                                  To the extent not covered by subsections 6(b) or (c) hereof:

in case the Company shall sell or issue Common Stock or rights, options, warrants or convertible securities containing the right to subscribe for, purchase or exchange into shares of Common Stock at a price per share (determined, in the case of such rights, options, warrants or convertible securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (ii) the total number of shares covered by such rights, options, warrants or convertible securities) lower than the then the current Market Price (as defined below) in effect immediately prior to such sale or issuance and lower than the then current Warrant Exercise Price, then the Warrant Exercise Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (I) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the then current Warrant Exercise Price, plus (B) the consideration received or receivable by the Company upon such sale or issuance, by (II) the total number of shares of Common Stock outstanding immediately after such sale or issuance.  The number of Warrant Shares purchasable upon the exercise of a Warrant shall thereafter be that number determined by multiplying the number of Warrant Shares purchasable upon exercise immediately prior to such adjustment by a fraction, of which the numerator shall be the Warrant Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Warrant Exercise Price as so adjusted; and

in case the Company shall sell or issue Common Stock or rights, options, warrants or convertible securities containing the right to subscribe for, purchase or exchange into shares of Common Stock at a price per share (determined, in the case of such rights, options, warrants or convertible securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (ii) the total number of shares covered by such rights, options, warrants or convertible securities) higher than the Warrant Exercise Price then in effect but lower than the current Market Price in effect immediately prior to the earlier of the date of such sale or issuance or the first public announcement of such sale or issuance, then the Warrant Exercise Price shall be reduced to a price (calculated to the nearest cent) determined by multiplying the Warrant Exercise Price then in effect by a fraction, the numerator of which equals (I) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the then current Market Price, plus (B) the consideration received or receivable by the Company upon such sale or issuance, divided by (II) the total number of shares of Common Stock outstanding immediately after such sale or issuance, and the denominator of which equals the current Market Price in effect immediately prior to the earlier of such sale or issuance or the first public announcement of such sale or issuance.  The number of Warrant Shares purchasable upon the exercise of a Warrant shall thereafter be that number determined by multiplying the number of Warrant Shares purchasable upon exercise immediately prior to such adjustment by a fraction, of which the numerator shall be the Warrant Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Warrant Exercise Price as so adjusted.

For the purposes of such adjustments, the Common Stock which the holders of any such rights, options, warrants or convertible securities shall be entitled to subscribe for, purchase or exchange into shall be deemed issued and outstanding as of the date of such sale or issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be payable for the Common Stock covered thereby.  In case the Company shall sell or issue Common Stock or rights, options, warrants or convertible securities containing the right to subscribe for, purchase or exchange into Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then, in determining the “price per share” of Common Stock and the “consideration received by the Company” for purposes of the first sentence of this subsection 6(e), the Board of Directors shall determine the fair value of said property, and such determination, if based upon the Board of Directors, good faith business judgment, shall be binding upon the Warrantholders.  In determining the “price per share” of Common Stock, any underwriting discounts or commissions paid to brokers, dealers or other selling agents shall not be deducted from the price received by the Company for sales of securities registered under the Act or issued in a private placement.

(f)                                    For the purpose of this Section 6, the term “Common Stock” shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.  In the event that at any time, as a result of an adjustment made pursuant to this Section 6, a Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, (i) if the Warrantholder’s right to purchase is on any other basis than that available to all holders of the Company’s Common Stock, the Company shall obtain an opinion of a reputable investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of a Warrant and the Warrant Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 6.

(g)                                 Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of Warrant Shares purchasable upon exercise of a Warrant and the Warrant Exercise Price, to the extent a Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such number and such price as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Common Stock issued in respect of such rights, options, warrants or conversion privileges were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the numbers of Warrant Shares purchasable upon exercise of a Warrant or increasing the Warrant Exercise Price by an amount in excess of the amount of the adjustment made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

(h)                                 Upon any adjustment of the Warrant Exercise Price and the number of Warrant Shares subject to this Warrant, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

7.                                       Merger, Reorganization or Consolidation.  In any case in which a transaction would result in a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other unrelated corporation or other entity in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another unrelated corporation or other entity (all such transactions being referred to herein as a “Reorganization”), the surviving corporation or other entity shall be required to assume the Warrant or to issue substitute warrants in place thereof which substitute warrants shall provide for terms at least as favorable to the Warrantholders as contained in this Warrant and shall provide the Warrantholder the right to acquire the kind and amount of shares and other securities and property which the Warrantholder would have owned or been entitled to receive had the Warrants been exercised immediately prior to such Reorganization.  It is expected that promptly following the closing of the Offering of Units contemplated by the Term Sheet, the Company will merge (the “Merger”) with a subsidiary of Cascade Sled Dog Adventures, Inc., a public reporting company whose stock trades on the OTC Bulletin Board (the “Shell”) and, as a result, this Warrant will convert into the right to purchase shares of Common Stock of the Shell.

8.                                       No Voting Rights.  This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9.                                       Notice of Transfer of Warrant or Resale of the Warrant Shares.

(a)                                  The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on the Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Act, and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be reasonably required solely to comply with the exemptions relied upon by the Company or the Holder for the transfer or disposition of the Warrant or Warrant Shares.

(b)                                 If in the opinion of counsel referred to in this Section 9, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 9 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder.

10.                                 Fractional Shares.  Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Market Price of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section, the term “Market Price” with respect to shares of Common Stock of any class or series means the average of the last reported sale prices or, if none, the average of the last reported closing bid and asked prices on any national securities exchange, the Nasdaq National Market, Nasdaq SmallCap Market, or NASD OTC Bulletin Board over the five (5) trading days immediately preceding the determination date.  If the Company’s Common Stock is not listed on a national securities exchange or quoted on Nasdaq or the OTC Bulletin Board, the Market Price shall be the average of the last reported closing bid and asked prices as reported in the “pink sheets” or other standard compilation of quotations by market makers in the over-the-counter market over the five consecutive trading days immediately prior to the determination date.  In the event that no quotations are available, the “Market Price” shall be the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Company.

11.                                 Capitalization Adjustments.

(a) Notwithstanding anything to the contrary contained in this Warrant, in the event that any time following completion of the Merger, the Shell, as successor to the Company, sells shares of its Common Stock (or securities convertible into shares of its Common Stock) at a price lower than $0.90 per share (the “Reduced Issue Price”), subject to proportionate adjustment for stock splits, recapitalizations and similar events, at any time prior to the earlier of (i) one year following the closing of the Merger or (ii) the expiration of one hundred eighty (180) days from the effective date of the Registration Statement, then the Warrant Exercise Price with respect to any unexercised portion of the Warrant shall automatically be reduced so that the adjusted Warrant Exercise Price bears the same relationship to the Reduced Issue Price as the original Warrant Exercise Price bears to $0.90.  Solely by way of example, if the Company issues shares at $0.80 and the original Warrant Exercise Price was $1.08 (i.e. 120% of $.90), then the adjusted Warrant Exercise Price would equal $0.96 (i.e. 120% of $0.80).   Notwithstanding the foregoing, no reduction of the Warrant Exercise Price shall occur as a result of (A) any issuance or exercise of options, warrants or restricted shares to employees, directors, consultants or advisors to Company pursuant to the terms of any compensation plan or arrangement approved by the Board of Directors of the Company, (B) securities issued in connection with any bona fide acquisition by the Company (including any assumption of options or other convertible securities resulting from any acquisition of another company by merger or exchange of securities), (C) any issuance or exercise of securities, options or warrants issued to suppliers, distributors or retailers as compensation, payment for goods or services or in order to induce such persons or entities to do or continue to do business with the Company, or (D) securities issued upon the exercise or conversion of options or warrants outstanding immediately following completion of the Merger.

12.                                 Representations and Warranties.  The Company represents and warrants to the Holder of this Warrant as follows:

(a)                                  This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

(b)                                 The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; and

(c)                                  The execution and delivery of this Warrant is not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the articles of incorporation, by-laws or other organizational documents of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

13.                                 Notices.  Notices and other communications provided for herein shall be in writing and may be given by mail, courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or when delivery thereof is refused.  In the case of Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Company unless Holder shall notify the Company that notices and communications should be sent to a different address (or telex or facsimile number) in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by Holder.

14.                                 Governing Law.  This Warrant shall be governed by and construed in accordance with the Corporation Law contained in the Nevada Revised Statutes with respect to the corporate law matters that are the subject thereof and, with respect to all other matters, the laws of the State of California shall apply.

15.                                 General Provisions.

(a)                                  This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof.  There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

(b)                                 Each party to this Agreement agrees to perform such further acts and to execute and deliver such other and additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

(c)                                  If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality, or unenforceability shall not affect any of the other terms, provisions, covenants, or conditions of this Agreement, each of which shall be binding and enforceable.

(d)                                 This Agreement may not be modified, extended, renewed or substituted without an amendment or other agreement in writing signed by the parties to this Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as the date first specified above.

SUNSET BRANDS, INC.

By:
Name:
Title:

SUNSET BRANDS, INC.

WARRANT EXERCISE NOTICE

(TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

The undersigned Holder of the foregoing Series A Warrant hereby irrevocably elects to exercise the right, represented by such Warrant, to purchase                  shares of the Common Stock of SUNSET BRANDS, INC. and tenders herewith payment in accordance with Section 1 of said Warrant as follows:

                      shares for CASH:                                 $

Please deliver the stock certificate to the address set forth below.  In addition, if the number of shares being purchased pursuant to this exercise is less than the all of the shares purchasable under this Warrant, please return to such address either (1) the Warrant marked to reflect the remaining balance of shares purchasable thereunder or (2) a newly issued Warrant in the name of the undersigned for such remaining balance of shares purchasable thereunder.

Dated:

Name of Warrant Holder:

Tax Identification No. or Social Security No. of Warrant Holder:

(Signature)

Title:

NOTE: THE ABOVE SIGNATURE SHOULD CORRESPOND EXACTLY WITH THE NAME OF THE WARRANT HOLDER AS IT APPEARS ON THE FIRST PAGE OF THE  WARRANT OR ON A DULY EXECUTED WARRANT ASSIGNMENT.

SUNSET BRANDS, INC.

WARRANT ASSIGNMENT

(TO BE SIGNED ONLY UPON TRANSFER OF WARRANT)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                 , the assignee, whose address is                                                                                 , and whose tax identification or social security number is                                               ,the right represented by the foregoing Warrant to purchase                                        shares of the Common Stock of SUNSET BRANDS, INC., to which the foregoing Warrant relates and appoints                                        attorney to transfer said right on the books of Sunset Brands, Inc., with full power of substitution in the premises. If the number of shares assigned is less than all of the shares purchasable under the Warrant, anew Warrant will be issued in the name of the undersigned for the remaining balance of the shares purchasable thereunder.

Dated:

Name of Warrant Holder/Assignor:
(Please print)

(Signature)

Title:

Address of Warrant Holder/Assignor:

Tax Identification No. or Social Security No. of Warrant Holder/Assignor:

NOTE: THE ABOVE SIGNATURE SHOULD CORRESPOND EXACTLY WITH THE NAME OF THE WARRANT HOLDER AS IT APPEARS ON THE FIRST PAGE OF THE  WARRANT OR ON A DULY EXECUTED ASSIGNMENT FORM.